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                                                                Exhibit 10.16(i)

                               SEVERANCE AGREEMENT

         This Severance Agreement (the "Agreement") is made and entered into by and between RURAL/METRO CORPORATION, for itself and on behalf and for the benefit of its direct and indirect subsidiaries, affiliates, joint ventures, and partnerships (collectively, "Rural/Metro"), and Warren Rustand ("Executive").

                                    RECITALS

         A. Pursuant to Stock Option Agreements attached hereto as Exhibits A and B, dated as of August 18, 1993 and December 8, 1994, respectively, Executive was granted stock options for 8,750 and 12,500 shares respectively.

         B. Pursuant to an Employment Agreement attached hereto as Exhibit C (the "1995 Employment Agreement"), dated as of November 3, 1995, between Rural/Metro and Executive, Rural/Metro employed Executive as Chairman of the Board of Directors and team leader of the Office of the Chief Executive.

         C. Pursuant to the First Amendment to Employment Agreement attached hereto as Exhibit D (the "First Amendment"), dated as of March 18, 1997, between Rural/Metro and Executive, the Employment Agreement was amended effective October 1, 1996, to provide, among other things, that Executive was employed by Rural/Metro as Chairman of the Board and Chief Executive Officer. The 1995 Employment Agreement and the First Amendment are collectively referred to herein as the "Employment Agreement."

         D. Executive and Rural/Metro entered into the following ancillary agreements (the "Ancillary Agreements") arising out of the employment relationship between them: (i) a Restricted Stock Agreement effective October 17, 1995, attached hereto as Exhibit E; (ii) a Stock Option Agreement granting certain options as of October 17, 1995, as such agreement was amended as of December 8, 1995, attached hereto as Exhibit F; (iii) a Stock Option Agreement granting certain options as of August 16, 1996, attached hereto as Exhibit G;
(iv) a Stock Option Agreement granting certain options as of September 12, 1997, attached hereto as Exhibit H; (v) a Deferred Compensation Agreement effective October 1, 1995, dated February 13, 1996, attached hereto as Exhibit I; and (vi) a Split Dollar Life Insurance Agreement attached hereto as Exhibit J effective December 21, 1995, dated February 21, 1996.

         E. Executive and Rural/Metro entered into a letter agreement attached hereto as Exhibit K (the "Health Insurance Benefit Agreement"), dated as of December 15, 1995, to allow Executive to continue individual health insurance coverage effective October 1, 1995, at the expense of Rural/Metro as a substitute for Executive's participation in Rural/Metro's regular health insurance plan.

         F. Pursuant to a Non-Negotiable Promissory Note attached hereto as Exhibit L, dated June 26, 1998, Rural/Metro has loaned Executive the amount of fifty-nine thousand nine hundred ninety dollars and no cents ($59,990.00) at an interest rate of eight percent (8%) per annum.
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         G. Pursuant to a Lease Agreement attached hereto as Exhibit M (the
"Lease"), Rural/Metro rents a townhouse for Executive's use located at 4703 N. 84th Way Scottsdale, Arizona 85251 (the "Townhouse").

         H. The parties mutually desire to permit the resignation of Executive on the terms and conditions of this Agreement.

         I. Executive desires to tender his resignation from the following positions with Rural/Metro effective as of the Effective Date: (i) Chairman of the Board of Directors of Rural/Metro; (ii) Director of Rural/Metro; (iii) President and Chief Executive Officer of Rural/Metro; and (iv) all directorship and officership positions with any of Rural/Metro's subsidiaries and affiliates.

         J. Rural/Metro desires to accept Executive's resignation effective the Effective Date.

         K. The parties have agreed that, except as otherwise expressly provided in this Agreement, Executive's separation from employment and resignations shall be treated as "termination without cause" for purposes of certain provisions of the Employment Agreement and certain provisions of the Ancillary Agreements.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.       DEFINITIONS.  As used herein:

         "Ancillary Agreements" has the meaning given to such term in Recital D hereof.

         "Deferred Compensation Agreement" means the Deferred Compensation Agreement between Rural/Metro and Executive effective October 1, 1995, dated February 13, 1996, and attached hereto as Exhibit I.

         "Effective Date" means August 24, 1998.

         "Employment Agreement" has the meaning given to such term in Recital C hereof.

         "Health Insurance Benefit Agreement" has the meaning given to such term in Recital E hereof.

         "Information" means information (oral or written), including, but not limited to, financial information, regarding Rural/Metro or any of its, direct or otherwise, subsidiaries, affiliates, joint ventures and partnerships, or their respective assets or businesses.

         "Lease" has the meaning given to such term in Recital G hereof.

         "Person" has the meaning contained in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended.
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         "Promissory Note" has the meaning given to such term in Recital F hereof.

         "Representatives" means, with respect to any Person, such Person's directors, officers, employees, agents, advisors (including attorneys, accountants, consultants, bankers and financial advisors) and banks and other financing sources which may provide funding for a transaction.

         "Restricted Stock Agreement" means the Restricted Stock Agreement entered into by the parties effective October 17, 1995, and attached hereto as Exhibit E.

         "Rural/Metro" means Rural/Metro Corporation, a Delaware corporation, and any of its direct or indirect subsidiaries, affiliates, joint ventures and partnerships.

         "Salary Continuation" has the meaning given to such term in Section 3(a) hereof.

         "Salary Continuation Period" means the twenty-four (24) month period commencing on the Effective Date.

         "Split Dollar Life Insurance Agreement" means the Split Dollar Life Insurance Agreement dated February 21, 1996, and effective December 21, 1995, and attached hereto as Exhibit J.

         "Stock Option Agreements" means the Stock Option Agreement granting options for 8,750 shares of stock to Executive at the exercise price of $16.25 granted as of August 18, 1993, the Stock Option Agreement granting options for 12,500 shares of stock to Executive at the exercise price of $18.25 granted as of December 8, 1994, the Stock Option Agreement granting options for 250,000 shares of stock to Executive at the exercise price of $24.00 granted as of October 17, 1995, the Stock Option Agreement granting 22,500 shares of stock to Executive at the exercise price of $32.25 granted as of August 16, 1996, and the Stock Option Agreement granting 22,500 shares of stock to Executive at the exercise price of $29.00 granted as of September 12, 1997, and attached hereto as Exhibits A, B, E, F and G.

         "Townhouse" means the premises leased by Rural/Metro located at 4703 N. 84th Way, Scottsdale, Arizona 85251.

         2. RESIGNATION. Pursuant to the resignation attached hereto as Exhibit N, Executive hereby resigns from the following positions with Rural/Metro effective as of the Effective Date: (i) Chairman of the Board of Directors of Rural/Metro; (ii) Director of Rural/Metro; (iii) President and Chief Executive Officer of Rural/Metro; and (iv) all directorship and officership positions with any of Rural/Metro's subsidiaries and affiliates. Rural/Metro hereby accepts Executive's resignation.

         3. CONSIDERATION. In full consideration for Executive's execution of, and full and timely compliance with, this Agreement:

            (a) Rural/Metro shall continue Executive's salary in the amount of $314,600.00 annually (the "Salary Continuation") pursuant to Section 10 of the Employment Agreement for the Salary Continuation Period, such salary to be payable at such times as are consistent with Rural/Metro's payroll practices for its corporate executives. Executive
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acknowledges and agrees that the Salary Continuation shall be subject to all statutory withholdings. For the Salary Continuation Period, Executive and Rural/Metro agree that Executive shall be entitled to the continuation of the health insurance (as set forth in Section 3(b) of this Agreement), life insurance (including the Split Dollar Life Insurance Agreement as set forth in Section 7 of this Agreement), disability (including the special long-term disability policy currently in force for Executive) or other insurance benefits that Executive was receiving as of his last day of active employment as set forth in Section 10 of the Employment Agreement.

            (b) During the Salary Continuation Period, Rural/Metro shall continue to pay, or reimburse to the extent provided in the Health Insurance Benefit Agreement, the premium for Executive's, and his dependents if they were covered on the Effective Date, individual health insurance coverage as set forth in the Health Insurance Benefit Agreement in such amounts as are in effect on the Effective Date. The foregoing shall not, however, prohibit Rural/Metro from exercising any of its rights to terminate the Health Insurance Benefit Agreement currently provided therein; provided that if Rural/Metro is entitled to terminate the Health Insurance Benefit Agreement due to increased premium cost, Executive may pay such increase and keep the Health Insurance Benefit Agreement in force. In the event the Health Insurance Benefit Agreement is terminated in accordance with its terms, to the extent the plan permits, Rural/Metro shall add Executive to its regular health insurance plan. If such coverage is unavailable, Rural/Metro shall provide Executive the cash equivalent of such coverage as provided in Section 10 of the Employment Agreement.

            (c) Rural/Metro agrees to continue to pay the rent at the Townhouse through January 5, 1999. Executive shall be allowed to continue to reside at the Townhouse until January 5, 1999. During that time, Executive shall be responsible for all costs related to the Townhouse other than rent, including, but not limited to, utilities and phone charges. Executive agrees to vacate the Townhouse as of January 5, 1999. Executive agrees that he shall be solely responsible for any rent that may be due after January 5, 1999, and any costs associated with any holdover by Executive.

            (d) Rural/Metro grants Executive the option to purchase the furniture owned by Rural/Metro in the Townhouse at a purchase price of $11,160.00, which Rural/Metro represents is equal to the book value of such furniture on the Effective Date; provided that Executive exercises this option in writing within fifteen (15) days prior to termination of the Lease and payment for those items within five (5) days thereafter. Alternatively, at the option of Executive, the purchase price for the furniture may be offset against the next payment of Salary Continuation on a dollar for dollar basis.

            (e) Rural/Metro grants Executive the option to purchase certain furniture and office equipment identified on Exhibit O attached hereto, located in Executive's office at Rural/Metro's executive offices located at 8401 E. Indian School Road, Scottsdale, Arizona 85251, and Executive's Tucson, Arizona, personal residence and office at a purchase price equal to $5,100.00 which Rural/Metro represents is equal to the book value of such equipment and furniture on the Effective Date; provided that Executive exercises this option in writing within five (5) days of the Executive's execution of this Agreement. In order to exercise this option, Executive must provide a list of the specific items he will purchase to the attention of the Chief Financial Officer of Rural/Metro and payment for those items within five (5) days thereafter. At
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the option of Executive, the purchase price of the furniture and equipment may be offset against the first payment of Salary Continuation on a dollar for dollar basis.

            (f) Within ten (10) days of the Effective Date, Rural/Metro shall pay to Executive the value of three (3) weeks of Executive's accrued, but unused vacation for the current year.

            (g) The payment of any amounts due hereunder shall not be affected by whether Executive seeks or obtains employment. Executive shall have no obligation to seek or obtain other employment and the payment of amounts due hereunder shall not be impacted by Executive's failure to mitigate.

         4. EXERCISE OF STOCK OPTIONS. Subject to Executive's full and timely performance of Executive's obligations under this Agreement, all of Executive's presently unvested stock options will continue to vest in accordance with the schedule set forth in the Stock Option Agreements. Rural/Metro acknowledges that all of Executive's stock options have vested except for the options granted pursuant to the Stock Option Agreement dated as of October 17, 1995, as such agreement was amended as of December 8, 1995 (the "1995 Option Agreement"). Such options will vest in accordance with the schedule set forth in Section 3(a) of the 1995 Option Agreement. Executive (or in the event of his death, his personal representative or beneficiary) shall have until August 24, 2002, to exercise Executive's stock options under all Stock Option Agreements. Rural/Metro hereby waives its right under Section 2.2(i) of the 1992 Stock Option Plan and the corresponding sections of the Stock Option Agreements to repurchase shares acquired by Executive upon exercise of Executive's stock options. In the event Executive breaches or fails to perform any of Executive's obligations set forth in this Agreement, subject to applicable notice and cure periods, (i) all unvested stock options as of the date of breach or failure shall be forfeited, and (ii) Executive shall have thirty (30) days from the date of breach or failure (or expiration of any cure period) to exercise then vested but unexercised stock options.

         5. RESTRICTED STOCK AGREEMENT. Subject to Executive's full and timely performance of Executive's obligations under this Agreement, Executive's presently unvested restricted stock will continue to vest in accordance with the schedule set forth in Section 4(a) of the Restricted Stock Agreement. In the event Executive breaches or fails to perform any of Executive's obligations set forth in this Agreement, subject to applicable notice and cure periods, all restricted stock unvested as of the date of the breach or failure shall be forfeited. In no event shall Rural/Metro be obligated to pay the tax gross-up set forth in Section 7 of the Restricted Stock Agreement with respect to the restricted stock that is unvested as of the Effective Date.

         6. DEFERRED COMPENSATION. Executive and Rural/Metro agree that Executive's Deferred Compensation Account for the calendar year 1998 shall be credited with a prorated amount of $64,658.00 using the Effective Date as the last day of active employment as set forth in Section 2 of the Deferred Compensation Agreement. Employee agrees and acknowledges that he shall not be entitled to any additional Deferred Compensation (as defined in the Deferred Compensation Agreement) for periods after the Effective Date (as defined in the Deferred Compensation Agreement) pursuant to the Deferred Compensation Agreement. The parties agree that Executive's Deferred Compensation Account with respect to all periods prior to the Effective Date shall be paid out to Executive in a lump sum as soon as possible after the year-end
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Valuation Date (as defined in the Deferred Compensation Agreement) next following the Effective Date as set forth in Section 9(c)(2) of the Deferred Compensation Agreement, and Rural/Metro waives delivery of a written claim for benefits under Section 11 of the Deferred Compensation Agreement. Executive and Rural/Metro agree that the entire principal balance and accrued interest thereon due under the Promissory Note shall be offset against Executive's lump sum distribution of his Deferred Compensation Account (as defined in the Deferred Compensation Agreement), in the following order: first, interest owed under the Promissory Note through the date of payment and then, the principal thereof. Rural/Metro agrees to amend the Promissory Note to reflect this payment schedule.

         7. SPLIT DOLLAR LIFE INSURANCE AGREEMENT. Executive and Rural/Metro agree that Rural/Metro shall continue to make the Company's Premium Payment and the Annual Bonus (as such terms are defined in the Split Dollar Life Insurance Agreement) payments under the Split Dollar Life Insurance Agreement for the Salary Continuation Period, as though this separation from employment is a "termination without cause" pursuant to Section 10 of the Employment Agreement and Section 9(a)(iii) of the Split Dollar Life Insurance Agreement. Notwithstanding the foregoing, in no event shall Rural/Metro have any obligation to pay any premiums in excess of the premiums being paid on the Effective Date. Nothing contained in this Agreement shall be construed to limit Rural/Metro's right to recover Rural/Metro's Secured Position (as such term is defined in the Split Dollar Life Insurance Agreement) pursuant to Section 10 of the Split Dollar Life Insurance Agreement.

         8. ALL DOCUMENTS. Executive hereby acknowledges that the Employment Agreement, the Stock Option Agreements and other Ancillary Agreements, the Health Insurance Benefit Agreement, the Promissory Note and the Lease constitute all of the agreements relating to Executive's employment with Rural/Metro.

         9. VACATING THE OFFICES. Executive shall promptly, but in no event more than five (5) business days after the date hereof, vacate his Rural/Metro Scottsdale office. In connection therewith, Executive shall be permitted to remove any personal belongings and furniture, which shall include the items listed on Exhibit P. Executive shall retain his Tucson office space, the furnishings and contents of which belong to Executive, and Rural/Metro shall have no further right to occupy such premises and no further obligation to reimburse Executive for the cost thereof.

         10. RESTRICTIVE COVENANTS.

            (a) CONFIDENTIALITY AND NON-DISCLOSURE. Executive hereby agrees, acknowledges and represents that Executive, in all respects, remains subject to, and will comply with, each and every obligation imposed by Section 12 of Executive's Employment Agreement; provided that Executive may retain archive copies of any confidential or proprietary Information currently in his possession, subject to the restrictions on use and disclosure set forth in this Agreement and the Employment Agreement.

            (b) COVENANT-NOT-TO-COMPETE. Executive hereby agrees, acknowledges and represents that for a period of twenty-four (24) months from the Effective Date, Executive
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remains, in all respects, subject to, and will comply with, each and every obligation imposed by Section 13 of Executive's Employment, with the exception of Section 13B.

         11. RETURN OF INFORMATION AND COMPANY PROPERTY. Other than the furniture and/or office equipment purchased by Executive pursuant to this Agreement, Executive shall promptly return and deliver, and/or cause his representatives to promptly deliver, to Rural/Metro all property, credit cards, Information and copies thereof belonging to Rural/Metro; provided that Executive may retain archive copies of any confidential or proprietary Information currently in his possession, subject to the restrictions on use and disclosure set forth in this Agreement and the Employment Agreement.

12. RESTRICTIONS. Executive will not at any time during the Salary Continuation Period, and Executive will not at any time during the Salary Continuation Period assist or encourage others to:

            (a) acquire or agree, offer, seek or propose to acquire (or directly or indirectly request permission to do so), directly or indirectly, alone or in concert with any other Person, by purchase or otherwise, any ownership, including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of any of the assets, businesses or securities of Rural/Metro, or any rights or options to acquire such ownership (including from any third party), except pursuant to the Stock Option Agreements and Restricted Stock Agreement;

            (b) otherwise enter into, seek or offer to enter into any business combination with or relating to Rural/Metro;

            (c) solicit proxies (as such terms are defined in Rule 14a-1 under the Exchange Act, whether or not such solicitation is exempt under Rule 14a-2 under the Exchange Act) or become a participant in a "solicitation", or grant a proxy or enter into a voting trust or other arrangement of similar effect with respect to any matter from or with respect to holders of any shares of common stock of Rural/Metro ("Stock") or any securities convertible into or exchangeable for or exercisable (whether currently or upon the occurrence of any contingency) for the purchase of Stock (the Stock and such other securities being hereinafter collectively called the "Voting Securities"), or make any communication exempted from the definition of solicitation by Rule 14a-1(1)(2)(iv) under the Exchange Act;

            (d) directly or indirectly initiate, or induce or attempt to induce any other person, entity or group (as defined in Section 13(d)(3) of the Exchange Act) to initiate, any stockholder proposal or tender offer for any securities of Rural/Metro, any change of control of Rural/Metro or the convening of a stockholders' meeting of Rural/Metro;

            (e) directly or indirectly otherwise seek or propose (or request permission to propose) to influence or control the management or policies of Rural/Metro;

            (f) enter into any discussions, negotiations, arrangements or understandings with any other Person other than your Representatives with respect to any matter described in the foregoing subparagraphs (a) through (e) above;
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            (g) request Rural/Metro (or its directors, officers, employees or agents); directly or indirectly, to amend or waive any provisions of this
Section 12;

            (h) take any action inconsistent with the intent or provisions of any of the foregoing subsections (a) through (g); or

            (i) take any action with respect to any of the matters described in this Section 12 that requires public disclosure.

         Notwithstanding any provision of this Agreement to the contrary, in the event that any third party or parties having no direct or indirect affiliation with Executive and not acting directly or indirectly in concert with Executive publicly announces any intention or proposal with respect to any matter described in subparagraphs (a) through (e) above, or in the event that Rural/Metro publicly announces that it has entered into any discussions, negotiations, arrangements or understandings with any third party or parties with respect to any matter described in subparagraphs (a) through (e) above, Executive shall have no further obligations to Rural/Metro under this Section 12, which shall become void and of no further force and effect; provided, that Executive shall not have theretofore breached or failed to perform any of Executive's obligations set forth in this Section 12.

         13. WAIVER AND RELEASE. In exchange for the consideration paid or granted to Executive pursuant to Section 2 of this Agreement, and subject to Rural/Metro's full and timely performance of Rural/Metro's obligations under this Agreement, Executive hereby fully, forever, irrevocably and unconditionally releases and discharges Rural/Metro, including its past and present officers and directors and its or their successors (collectively, the "Releasees"), from any and all claims or damages which he has, had, or may have, arising out of any act, event, or omission occurring during the period of time in which Executive was an officer, director or employee of Rural/Metro, whether now known or unknown, and whether asserted or unasserted, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act; the Fair Labor Standards Act, as amended; Employee Retirement Income Security Act, as amended ("ERISA"); Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"); state and local civil rights laws; the Age Discrimination in Employment Act; the National Labor Relations Act (collectively, the "Acts"), and any other provision or theory of law, either in tort or in contract, and whether statutory or under the common law, including, but not limited to, all claims arising out of or incident to Executive's employment with Rural/Metro; provided that Executive is not waving his rights to enforce the terms of this Agreement or the Stock Option Agreements and other Ancillary Agreements, as modified by this Agreement. Executive understands and acknowledges that Title VII of the Civil Rights Act of 1964, ERISA, state and local civil rights laws, provide Executive the right to bring actions against Rural/Metro if, among other things, Executive believes he has been discriminated against on the basis of race, ancestry, color, religion, sex, national origin, disability, or benefit eligibility. With full understanding of the rights afforded under these Acts, Executive agrees that he will not file any action against Rural/Metro and/or Releasees based upon any alleged violation of these Acts and waives any rights to assert a claim for relief available under these Acts against Rural/Metro and/or Releasees, including, but not limited to, back pay, front pay, attorneys' fees, damages, reinstatement, or injunctive relief.

         14. WAIVER AND RELEASE OF EXECUTIVE. Subject to Executive's full and timely performance of Executive's obligations under this Agreement, Rural/Metro hereby fully, forever, irrevocably and unconditionally releases and discharges Executive and his heirs and personal representatives (collectively, "Executive's Releasees") from any and all claims or damages which it has, had, or may have, arising out of any act, event or omission occurring during the period of time in which Executive was an officer, director or employee of Rural/Metro, whether known or unknown, and whether asserted or unasserted; provided that nothing contained herein shall release, or be deemed to release, Executive from any claims arising from any action brought by a shareholder of Rural/Metro (other than any action brought or induced to be brought, directly or indirectly, by any person who is a Releasee) suing Rural/Metro in such person's capacity as a shareholder of Rural/Metro against Rural/Metro or its officers and directors acting in their corporate capacity. Rural/Metro agrees during the Salary Continuation Period and for three (3) years thereafter to maintain Executive as a named insured under its current or successor Directors' and Officers' Liability Insurance Policy (D&O policy) to the extent currently provided or hereafter adopted by the Board of Directors, and consistent with the coverage for other executives and directors of Rural/Metro, subject to approval by Rural/Metro's D&O insurance carrier. At all times following the Effective Date, Rural/Metro shall provide indemnification and advancement of expenses to Executive to the full extent provided from time to time to then current directors and officers of Rural/Metro pursuant to Rural/Metro's charter, bylaws or otherwise.

         15. VALIDITY AND CONSIDERATION. Executive understands and acknowledges that the consideration given pursuant to this Agreement in exchange for the execution of and compliance with this Agreement is given in addition to anything of value to which Executive is, as a matter of law, entitled.

         16. RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967. Executive specifically understands and acknowledges that the Age Discrimination in Employment Act of 1967, as amended, provides Executive the right to bring a claim against Rural/Metro if Executive believes that he has been discriminated against on the basis of age. Executive understands the rights afforded under this Act and agrees that he will not file any claim or action against Rural/Metro and/or Releasees and waives any rights to assert a claim for relief available under this Act against Rural/Metro and/or Releasees, including, but not limited to, back pay, front pay, attorneys' fees, damages, reinstatement, or injunctive relief.

         17. NO ADMISSION. Execution of this Agreement and compliance with this Agreement shall not be considered as an admission by Rural/Metro or Executive of any liability whatsoever, or as an admission by Rural/Metro or Executive of: (i) any violation of the rights of Executive or of any other person; (ii) a violation of any order, law, statute or duty; (iii) a breach of any contract, including, but not limited to, the Employment Agreement; (iv) an act of discrimination whatsoever against Executive or any other person; or (v) any grounds to terminate the employment of Executive. Rural/Metro specifically disclaims any liability to or discrimination against Executive or any other person; or any alleged violation of any rights of Executive or any person, any order, law, statute, duty; or a breach of any contract, including, but not limited to, the Employment Agreement and the Ancillary Agreements, on the part of Rural/Metro and/or Releasees.

         18. CONFIDENTIALITY. Executive agrees to maintain the terms of this Agreement as confidential and neither Executive, nor any person or entity acting on his behalf shall disclose (except to his legal, business and financial advisors, but only to the extent such disclosure is necessary for such persons to render professional services in connection therewith, and provided that prior to disclosure to any such persons, such persons shall be furnished a copy of this Section of this Agreement and shall agree to be bound hereby for the benefit of Rural/Metro), any such terms of this Agreement to any third party, without the written consent of Rural/Metro, unless and only to the extent that
(a) such disclosure is required by law, or (b) such terms become generally available to the public without any breach of this Agreement by Executive. Notwithstanding the foregoing, Executive acknowledges that Rural/Metro is a publicly-traded corporation and may have disclosure obligations with respect to this Agreement. Executive agrees to cooperate with any disclosures that may be required.

         19. NON-DISPARAGEMENT.

            (a) Executive agrees that neither he nor anyone acting on his behalf or with his direct or indirect assistance shall knowingly make any derogatory or disparaging statement about Rural/Metro, its direct or indirect subsidiaries or affiliates, joint ventures and partnerships or any of their respective officers, directors, executives, agents, successors or assigns of the business or any of the products or services of Rural/Metro, its direct or indirect subsidiaries or affiliates, joint ventures and partnerships or directly or indirectly take any action which is intended to embarrass or injure any of them.

            (b) Rural/Metro agrees that neither it nor anyone acting on its behalf or with its direct or indirect assistance will knowingly make any derogatory, disparaging or defamatory statements regarding Executive or Executive's employment with Rural/Metro, or directly or indirectly take any action which is intended to embarrass or injure Executive. Rural/Metro further agrees not to take any direct or indirect retribution against Scott Rustand or Ann Berger as a result of Executive's separation from employment with Rural/Metro.

            (c) The parties agree to issue a mutually acceptable press release pertaining to Executive's separation from employment in the form attached hereto as Exhibit Q.

         20. COOPERATION AND NOTICE. Executive agrees to fully cooperate with and make reasonable best efforts to assist Rural/Metro, its officers and directors, and any of its direct or indirect subsidiaries, affiliates, partnerships, or joint ventures, in any litigation matters, lawsuits, cases, claims, charges, actions, hearings, and/or investigations before any federal, state, or local court, law enforcement agency, licensing body, administrative body, arbitrator, mediator, or other judicial or quasi-judicial body (hereinafter collectively referred to as "Legal Actions"). Such assistance shall include, but is not limited to, providing information to Rural/Metro, its officers, directors and/or any of its direct or indirect subsidiaries, affiliates, partnerships or joint ventures or any of their legal counsel, when requested and in a prompt and thorough manner, and testifying when reasonably determined necessary by Rural/Metro, its officers and directors, and any of its direct or indirect subsidiaries, affiliates, partnerships, or joint ventures or any of their legal counsel. Rural/Metro shall reimburse Executive for his reasonable out-of-pocket expenses incurred in connection with performing his obligations under this Section 20. Executive agrees that he will use his reasonable best efforts to notify Secretary or General Counsel of Rural Metro of any subpoena of Executive requiring testimony or documents of any nature in any manner connected with Executive's employment or affiliation with Rural/Metro within 24 hours of the service of the subpoena on Executive or his legal representative(s).

         21. LEGAL ACTION. Except to enforce the terms of this Agreement and the unaffected terms of the Employment Agreement and the Stock Option Agreements and other Ancillary Agreements, the parties agree, represent and acknowledge that they will not: (a) directly or indirectly institute any Legal Action against Rural/Metro or Releasees or Executive or Executive's Releasees, as appropriate, in any forum, including, but not limited to, any federal, state, or local court, law enforcement agency, licensing body, administrative body, arbitrator, mediator, or other judicial or quasi-judicial body at any time hereafter; and
(b) directly or indirectly assist, encourage or cooperate with any other Person, in any way, including providing financial assistance or Information, to institute or pursue such Legal Action against Rural/Metro or Releasees or Executive or Executive's Releasees, as appropriate, in any forum, including, but not limited to, any federal, state, or local court, law enforcement agency, licensing body, administrative body, arbitrator, mediator, or other judicial or quasi-judicial body at any time hereafter. Nothing in this Section shall prevent either party from giving testimony pursuant to a lawful subpoena. If any of Rural/Metro, the Releasees, Executive or Executive's Releasees brings a Legal Action against any other of such persons contrary to the contemplation of this
Section 21, the provisions of Section 13 or 14 hereof otherwise purporting to release the person or entity bringing such Legal Action shall be null and void with respect to such person or entity.

         22. DELIVERY DATE. A copy of this Agreement was delivered to Executive on August 24, 1998. Executive acknowledges that he has been given a period of twenty-one (21) days within which to consider this Agreement, that he has been given an opportunity to consult and has consulted with counsel of his own choosing in deciding to execute this Agreement, and that Executive enters into this Agreement knowingly, voluntarily, free of duress or coercion, and with a full understanding of all terms and conditions contained herein.

         23. REVOCATION. Executive understands that Executive has a period of seven (7) calendar days from the date he signs this Agreement to revoke this Agreement, and that, should he decide to revoke it, within that seven-day period, he shall not be entitled to any of the consideration recited herein (monetary or otherwise); provided that Rural/Metro shall maintain continuously in force during such seven-day period all insurance coverages described in
Section 3 hereof. Executive further understands that this Agreement shall not become effective or enforceable until the expiration of the seven-day revocation period, and, therefore, Executive acknowledges that Rural/Metro shall not have any obligation to pay any amount to, or on behalf of Executive, or perform any of its obligations under this Agreement until the revocation period has expired without Executive exercising his right of revocation. Executive agrees that he must provide written notice of revocation of this Agreement, should he wish to exercise his right to revoke this Agreement. Notwithstanding the foregoing, Executive's revocation of this Agreement shall not revoke Executive's resignation from all his positions with Rural/Metro.

         24. ENTIRE UNDERSTANDING. The parties agree that the Employment Agreement, Stock Option Agreements and other Ancillary Agreements shall be modified by the specific provisions of this Agreement. The terms of this Agreement shall supersede any conflicting terms of the Employment Agreement and Ancillary Agreements. This Agreement contains the entire understanding and agreement between the parties with respect to the matters set forth herein; supersedes any other agreements between the parties hereto concerning the subject matter hereof, and may not be amended, supplemented, changed, or modified in any manner, orally, or otherwise, except by an instrument in writing, executed by all parties hereto.

         25. CURE PERIOD. In the event either party breaches or fails to perform any of its obligations under this Agreement, or any other agreement referred to herein, such party shall have a period of five (5) days from receipt of written notice of the breach from the other party to cure such breach; provided, that Executive shall not be entitled to a cure period for a breach of Sections 10 and 12 hereof unless the President and Chief Executive Officer of Rural/Metro shall have received written notice from Executive of the action that Rural/Metro asserts constitutes such breach prior to Executive taking such action. Notwithstanding the foregoing, neither Executive nor Rural/Metro shall be entitled to a cure period for breaches of Section 21 hereof.

         26. PERMANENT FILE. Subject to Executive's full and timely performance with the terms of this Agreement, Rural/Metro agrees that the only information related to Executive's separation from employment with Rural/Metro reflected in Executive's personnel employment file shall be this Agreement.

         27. REMEDIES. In the event either party breaches the terms of this Agreement, such party shall be entitled to enforce all remedies available to it in law or equity, including, but not limited to, injunctive relief, ceasing payment of all amounts otherwise due hereunder and recovery of all amounts previously paid to Executive hereunder, attorney's fees and costs.

         28. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, or three
(3) business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

                                 If to Rural/Metro:

                                 Rural/Metro Corporation
                                 8401 E. Indian School Road
                                 Scottsdale, Arizona  85251
                                 Attention:  General Counsel
                                 FAX: (602) 606-3328

                                 With a copy to:

                                 O'Connor, Cavanagh, Anderson, Killingsworth
                                 & Beshears, P.A.
                                 One East Camelback Road, Suite 1100
                                 Phoenix, Arizona  85012
                                 Attn: Alan Lundgren
                                 Fax:  (602) 263-2900

                                 If to Employee:

                                 Warren Rustand
                                 5750 E. Santa Fe
                                 Tucson, Arizona 85715
                                 Fax:  (520) 296-5331

                                 With a copy to:

                                 Osborn Maledon
                                 2929 N. Central Avenue, Suite 2100
                                 Phoenix, Arizona  85012-2794
                                 Attn:  William M. Hardin
                                 Fax:  (602) 235-9444

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

         29. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona and the United States as applied to agreements among Arizona residents entered into and to be performed entirely in Arizona.

         30. SUCCESSORS AND ASSIGNS. This Agreement is binding on the parties hereto, and their respective heirs, representatives, successors and assigns.

         31. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         32. CONSTRUCTION. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto, or have had the opportunity for such counsel to review this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

         33. UNENFORCEABILITY. The parties agree and understand that if any provision of this Agreement is declared to be unenforceable by a court of competent jurisdiction, the remaining terms and conditions shall not be affected and shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates indicated below.


Date:
     --------------------------             ----------------------------------
                                            Warren Rustand, an individual

Date:                                       RURAL/METRO CORPORATION, a Delaware
     -------------------------              corporation

                                            By:
                                               --------------------------------
                                            Name:
                                                -------------------------------
                                            Its:
                                                -------------------------------